UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2015 athenahealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Arsenal Street, Watertown, MA		02472
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 617-402-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2015, athenahealth, Inc. (the “Company”) announced that Robert L. Cosinuke, the Company’s current Senior Vice President and Chief Marketing Officer, will step down to assume a newly-created role with the athenahealth Leadership Institute, effective January 2016.

Item 7.01	Regulation FD Disclosure.

On September 9, 2015, the Company issued a press release announcing Mr. Cosinuke’s transition from Senior Vice President and Chief Marketing Officer to a newly-created role with the athenahealth Leadership Institute and additional new roles and responsibilities for certain members of its senior leadership team. A copy of the press release is attached hereto as Exhibit 99.1.

The information included in this Current Report on Form 8-K pursuant to Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by athenahealth, Inc. on September 9, 2015, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)

September 9, 2015	/s/ KRISTI A. MATUS
Kristi A. Matus
Executive Vice President and Chief Financial & Administrative Officer